UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described in Item 5.02, on August 31, 2016, OncoSec Medical Incorporated (the “Company”) entered into an executive employment agreement with Sharron Gargosky, PhD, effective September 1, 2016. The disclosure provided in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Clinical and Regulatory Officer

On August 31, 2016, the Company appointed Sharron Gargosky, PhD to the position of Chief Clinical and Regulatory Officer of the Company effective September 1, 2016. In this role she will lead the Company’s clinical and device programs.

Before her appointment to the position of Chief Clinical and Regulatory Officer, Dr. Gargosky, age 52, had been serving as Head of Clinical Development and Operations in a consulting capacity for the Company since February 2016. Prior to joining the Company, Dr. Gargosky was the Chief Technical and Operations Officer of Prima BioMed Ltd., an Australian-based global biotechnology company. Before joining Prima BioMed, Dr. Gargosky served in positions of increasing clinical and scientific responsibility at biopharmaceutical companies including Pulse Health LLC, Hyperion Therapeutics, Medicis, and Pharmacia. She has also consulted on pharmaceutical drug and biologic development as a member of ILMU Consulting LLC. Dr. Gargosky received her PhD from the University of Adelaide, Australia and completed her postdoctoral fellowship at Stanford University.

Executive Employment Agreement

In connection with the commencement of Dr. Gargosky’s employment, the Company entered into an employment agreement with Dr. Gargosky (the “Employment Agreement”). A summary of the principal terms of the Employment Agreement is provided below, but this summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as an Exhibit hereto.

The Employment Agreement is effective as of September 1, 2016 and provides for the following, among other things: (a) a base annual salary of $300,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) as an inducement material to entering into employment with the Company, the grant of a stock option award to purchase up to 270,000 shares of the Company’s common stock described in further detail under the heading “Inducement Stock Option Award” below; and (d) if Dr. Gargosky is terminated other than for cause, by death or by disability, or if she terminates her employment with the Company for good reason, then she will be entitled to receive from the Company (i) severance payment equal three (3) months of her then-current base annual salary, if such termination takes place after six (6) months of employment but before one (1) year of employment; (ii) severance payment equal to six (6) months of her then-current base annual salary, if such termination takes place after one (1) year of employment but before two (2) years of employment, or (iii) severance payment equal to one (1) year of her then-current base annual salary, if such termination takes place after two (2) years of employment. Any severance will be paid, less applicable statutory deductions and withholdings, as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the Employment Agreement, which breach is not cured within 20 days after written notice to Dr. Gargosky from the Company; (d) willful refusal to implement or follow a lawful policy or directive of the Company, which breach is not cured within 20 days after written notice to Dr. Gargosky from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (ii) the term “good cause” is defined to mean any one or more of the following events without Dr. Gargosky’s consent: (a) a reduction in the amount of Dr. Gargosky’s base compensation in a manner that disproportionately adversely affects Dr. Gargosky as compared to other senior management of the Company; or (b) any material change in Dr. Gargosky’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such change; provided in either case that the Company shall have 15 business days following its receipt of written notice from Dr. Gargosky to cure any such event before it is deemed an event constituting “good cause.”

Inducement Stock Option Award

In connection with Dr. Gargosky’s appointment and pursuant to the terms of her Employment Agreement, effective as of September 1, 2016, the Company granted to Dr. Gargosky a stock option to purchase 270,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant of the award, to vest as follows: 25% of the shares underlying the award vested on the date of grant, and the remaining 75% of the shares underlying the award shall vest in 36 equal monthly installments thereafter. The stock option has a term of 10 years and will generally be forfeited if not exercised before the expiration of that term, or after the three- (3)-month period following the date of termination of Dr. Gargosky’s employment with the Company (if earlier).

The stock option was granted pursuant to approval of the Compensation Committee of the Company’s Board of Directors outside the Company’s 2011 Stock Incentive Plan, pursuant to an inducement stock option award agreement with terms substantially similar to those of non-qualified stock options granted under the Company’s 2011 Stock Incentive Plan.

Item 8.01 Other Events.

Press Release

On September 6, 2016, the Company issued a press release announcing the appointment of Dr. Gargosky as Chief Clinical and Regulatory Officer and the grant of the inducement stock option award, in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, entered into on August 31, 2016 and effective on September 1, 2016, by and between the Company and Dr. Sharron Gargosky.

99.1	Press Release issued by OncoSec Medical Incorporated dated September 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2016	OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	President and Chief Executive Officer (Principal Executive Officer)